AUTHORIZED RESELLER AGREEMENT

      This Authorized Reseller Agreement ("Agreement") dated March 22, 2005 ("Effective Date") is between Megola, Inc., a Nevada corporation having its principal place of business at 446 Lyndock St #102, Corunna, ON, Canada, N0N1G0 ("MEGOLA") and BUYMAX, LLC, a Missouri limited liability company having its principal place of business at 2 North Tamiami Trail, Suite 806, Sarasota, FL 34236 ("RESELLER").

1.    PURPOSE; APPOINTMENT OF MEGOLA.

      (a) This Agreement provides the terms and conditions for the sale by MEGOLA to RESELLER and the purchase and resale by RESELLER of MEGOLA's Products as described more fully on Schedule 1(a) attached hereto, as it may be amended by the parties from time to time ("Products").

      (b) Subject to the terms and conditions of this Agreement, MEGOLA appoints RESELLER and RESELLER accepts appointment as its authorized, sole and exclusive RESELLER of the residential ScaleGuard devices (TFK) for the term of this Agreement. RESELLER has the right to purchase such Products as may be made available to RESELLER by MEGOLA from time to time for resale only to authorized customers within the United States of America or other locations agreed to by the parties in writing and as listed on Schedule 1(b) attached hereto, as it may be amended by the parties from time to time (each, an "Approved Location").

      (c) Nothing in this Agreement or otherwise shall preclude RESELLER from marketing, offering and selling any other products to customers in conjunction with the Products.

      (d) MEGOLA agrees not to market, offer or sell the Products to any contractor, company, entity or individual under any trade name or its parent, subsidiaries or affiliates for the term of this agreement. MEGOLA may, however, market, offer and sell the Products under its own trade name to any commercial, industrial contractors who do not, directly or indirectly, market, offer or sell the Products to residential customers.

2. GENERAL RESELLER REQUIREMENTS. During the term of this Agreement, RESELLER agrees to:

      (a) Use reasonable efforts to market and sell the Products in the Approved Locations and comply with the policies, programs, and requirements regarding marketing and Products support as may be communicated in writing by MEGOLA to RESELLER from time to time.

      (b) Maintain an inventory of the Products at each Approved Location adequate to fulfill sales in the Approved Location.

      (c) Comply with all applicable laws and regulations.

3.    MINIMUM ANNUAL RESALE REQUIREMENT.

      (a) In consideration of granting RESELLER exclusive resale rights, RESELLER shall comply with the following Minimum Annual Resale Requirement (as defined below). During each year that this Agreement is in effect, RESELLERs purchases of Products to serve customers within the Approved Location shall be greater than or equal to 1,000 Products. Each subsequent year this Agreement is in effect, RESELLER's purchases of Products to serve customers within the Approved Location shall be greater than or equal to 2,000 Products. The term "minimal Annual Resale Requirement" refers to each of the foregoing amounts for the first year of this Agreement and each subsequent year that this Agreement remains in effect. If RESELLER fails to meet such Minimum Resale Requirements, RESELLER shall lose its exclusive resale status. If This Agreement is renewed at the end of the Initial Term the parties may determine future minimum annual resale requirements (each, a "Revised Minimum Resale Requirement"). If this Agreement is renewed and the parties do not determine a Revised Minimum Resale Requirement, the then-existing Minimum Resale Requirement shall remain in effect and shall apply to each Renewel Term until parties agreed on a Revised Minimum Resale Requirement.


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4.  TRADEMARKS.  RESELLER agrees to  conspicuously  display such signs and other identification of the Products at each Approved Location so as to make potential customers and customers aware of the availability of the Products at such locations and to market the Products as required by this Agreement, subject to the following terms and conditions as to such usage.

      (a) Subject to the terms and conditions of this Agreement, each party grants to the other a revocable, limited, nonexclusive, nontransferable license (without right of sublicense) to use the other party's trade names, trademarks, service marks and other business source identifiers (collectively, "Marks") only within the Approved Locations solely for promoting and advertising the sale and use of the Products. Each party shall at all times comply with the other party's quality control guidelines and procedures relating to the Marks.

      (b) Upon the termination, expiration or cancellation of this Agreement, or upon a party's demand, the other party shall immediately discontinue all use of the Marks.

5.    MEGOLA WARRANTIES. MEGOLA represents and warrants to RESELLER that:

      (a) MEGOLA has all corporate or other authority to perform under this Agreement and that such performance does not and shall not violate any agreement to which MEGOLA is a party;

      (b) MEGOLA holds all necessary federal, state and local licenses, permits, and other permissions for MEGOLA to perform under this Agreement (including without limitation, reselling the Products at each Approved Location) in accordance with all applicable laws and regulations;

      (c) MEGOLA is not involved in any action or proceeding and has not received notice of any threatened action or proceeding that would jeopardize MEGOLA's performance under this Agreement; and

      (d) the Products shall be delivered to RESELLER with good title free of any rightful third party claim of infringement of any patent, copyright, trademark, trade secret or other intellectual property right recognized or registered within the United States and its possessions.

6.    PRODUCT WARRANTIES; DISCLAIMER; LIMITATION OF LIABILITY

      (a) RESELLER agrees to display all required warranties and notices in accordance with MEGOLA's instructions and with all applicable federal, state and local laws and regulations. RESELLER shall have the right to extend, enhance or exclude any guarantee, warranty or representation relating to the Products or otherwise to any customers, prospective customers or any other third parties beyond the manufacturer's standard written warranty set forth on Schedule 6(a) attached hereto, as it may be amended from time to time ("Manufacturer's Warranty").

      (b) All warranty claims for the Products received by RESELLER shall be processed in accordance with MEGOLA's or the manufacturer's warranty procedures, as may be applicable from time to time.

      (c) IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION, LOST REVENUES, LOST BUSINESS AND LOST PROFITS, REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT, STRICT PRODUCTS LIABILITY, OR OTHERWISE, EVEN IF MEGOLA OR RESELLER OR ANY OF THEIR RESPECTIVE SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.    INDEMNIFICATION.

      (a) Each party shall indemnify, defend and hold harmless the other, and their respective parent, subsidiaries, and affiliates, and each of their respective directors, officers, employees and members from any and all damages, injuries, costs, claims, liabilities, and expenses (including without limitation, reasonable attorneys' fees and costs and expenses) (collectively, "Claims") that arise out of or are related to a party's performance or failure to perform under this Agreement, any material breach of this Agreement, and/or any gross negligence or intentional misconduct of a party, its directors, officers, employees and/or agents.

      (b) In addition to the foregoing general indemnity, MEGOLA shall also indemnify, defend and hold harmless RESELLER and its respective parent, subsidiaries, and affiliates, and each of their respective directors, officers, employees, shareholders and members from any and all damages, injuries, costs, claims, liabilities, and expenses (including without limitation, reasonable attorneys' fees and costs and expenses) if any of the Products or parts thereof are held to constitute an infringement of any third party's rights and its intended use is enjoined. MEGOLA shall, at its option, modify the Products or parts to become non-infringing, remove them and refund to RESELLER the purchase price, procure for Reseller the right to continue using the Products or part, or replace it with non-infringing Products or parts.

8. TERMS OF SALE. RESELLER agrees to purchase the Products from MEGOLA subject to the following terms of sale:

      (a) RESELLER shall deliver a purchase order ("P.O.") to MEGOLA by facsimile, electronic mail or such other methods as are agreed to by the parties.

      (b) Each P.O. shall be deemed an offer by RESELLER to purchase the Products listed therein and when accepted by MEGOLA shall constitute a contract in accordance with the terms and conditions of the P.O. and this Agreement. If a conflict arises between the two, this Agreement shall control.

      (c) Each P.O. shall include the quantity and type of Product(s) ordered, Product descriptions, Product specifications, shipment and invoice information, and shipping instructions.

      (d) No terms of any P.O., except those specifying the quantity and type of Product(s) ordered, shipment and invoice information and shipping instructions, shall be binding if they contravene any term or condition of this Agreement, unless specifically accepted or approved in writing and signed by an appropriate representative of RESELLER and MEGOLA. RESELLER may initiate such changes or additions to a previously accepted P.O. by submitting a modification of the P.O. to MEGOLA with appropriate reference to the original P.O. Upon MEGOLA's written acceptance of the modification or addition, MEGOLA shall process the P.O. in accordance with the pricing terms and conditions of this Agreement.

      (e) As an accommodation to RESELLER, MEGOLA may make Product substitutions when the Products ordered are unavailable, provided that the substituted Products are of equal or greater functionality than those contained on the P.O. and that MEGOLA notifies Reseller of such substitution at the time of delivery. RESELLER may reject any such Product substitutions within ten (10) days of delivery.

      (f) MEGOLA is responsible for payment of all shipping and handling fees for delivery of Products. All deliveries of Products are FOB RESELLER's distribution center in Fayetteville, Tennessee. Title and risk of loss shall pass from MEGOLA to RESELLER or the customer at the point of delivery. RESELLER shall inspect the Products within thirty (30) days of delivery and shall notify MEGOLA of any nonconforming or defective Products. MEGOLA shall accept returns for nonconforming or defective Products in accordance with MEGOLA'S standard return policies and procedures..

      (g) Prices for the Products  purchased by RESELLER hereunder are listed on
Schedule 8(g) attached hereto. Such prices include any taxes, fees, duties, shipping costs, insurance or other levies. The prices shall remain firm for the Initial Term; thereafter MEGOLA and RESELLER may mutually agree on price changes but any P.O. accepted by MEGOLA before a price change takes effect shall be invoiced at the previous price;provided, however that if MEGOLA offers more favorable pricing to any other third party, MEGOLA shall offer the same pricing to RESELLER.reseller WILL PAY 50% of the invoiced amount within 20 days of issuing a P.O. with the balance of the invoiced amount due within sixty(60) days of receipt thereof. A 5% discount is available on all orders paid fully within 20 days of issuance of any P.O.

9.    TERM.

      (a) This Agreement shall remain in effect for three (3) years from the Effective Date (the "Initial Term") and shall automatically be renewed for one-year terms for as long as RESELLER meets the Minimum Annual Resale Requirement (each a "Renewal Term"). Notwithstanding the foregoing, the parties may terminate this Agreement sooner as provided for below.

      (b) This Agreement may be terminated by either party without cause to the extent permitted by law upon one hundred and eighty (180) days prior written notice to the other party.

      (c) Either party may terminate this Agreement immediately (or in the case of events described in subsection (i), after the applicable cure period has elapsed) and without prior written notice to the other party, upon the happening of any of the following events of default:

            (i) the other party materially breaches any obligation, warranty or representation hereunder and such breach is not cured within thirty (30) days after written notice thereof from the non-breaching party;

            (ii) the other party makes a general assignment for the benefit of its creditors, suspends business or commits any act amounting to business failure, voluntarily assigns or transfers all or substantially all of its property, files a voluntary petition or has an involuntary petition filed against it seeking its reorganization, adjustment, liquidation, or dissolution under any present or future law or regulation relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities, or has a receiver, trustee, liquidator, assignee or custodian appointed for it; or

            (iii) the other party merges into or consolidates with any other entity without the prior written consent of the party entitled to terminate this Agreement, and such merger or consolidation results in a material change to the other party's business operations or corporate structure.

      (d) MEGOLA and RESELLER hereby acknowledge and agree that fraud, violations of any local, state or federal law or regulation that relate to the offer for sale, sale, distribution, installation of the Products, breaches of commonly recognized business ethics, insolvency or bankruptcy, breaches that potentially expose a party to criminal or civil liability, or breaches that materially damage the name or reputation of either party or the Products will not be considered curable.

      (e) Neither party shall be liable to the other party for damages for the proper termination of this Agreement in accordance with this Section 9.

      (g) The following provisions shall survive the termination, cancellation or expiration of this Agreement: Sections 4, 5, 6, 7, 9, 10, 11 and 12.

10.   CONFIDENTIALITY

      (a) MEGOLA and RESELLER each acknowledge and agree that they have been and will be in a confidential relationship to the other party and that each has gained and will gain knowledge that comprises valuable trade secrets and other confidential information of the other party, including without limitation, customer lists, other customer data and information, sales and marketing data and information, technical data and information, and other data and information concerning the Products or the party's respective businesses (collectively, including the terms and conditions of this Agreement, the "Confidential Information"). Each party agrees that it will not use the Confidential Information for any purpose other than those expressly permitted in this Agreement, nor disclose any of the Confidential Information to any third party, or take any action which might reasonably be expected to lead to such disclosure, during the term of this Agreement and thereafter.

      (b) The confidentiality restrictions in subsection (a), above, shall not apply to information: (i) that, at the time of disclosure, is in the public domain, as evidenced by written or electronic publication; (ii) that, after disclosure, becomes part of the public domain by written or electronic publication through no fault of the receiving party (but only after, and only to the extent that, it becomes part of the public domain by written or electronic publication); (iii) that the receiving party can show (by written records) was in its possession at the time of disclosure and was not acquired, directly or indirectly, from the disclosing party or from a third party under a continuing obligation of confidence to the disclosing party; (iv) that the receiving party can show (by written records) that it received from a third party who did not require the receiving party to hold it in confidence and who did not acquire it, directly or indirectly, from the receiving party under a continuing obligation of confidence; or (v) that the receiving party is required to disclose in response to a valid court order or by law, but only if the disclosing party has been given prompt written notice of the potential for such disclosure and the opportunity to seek a protective order or obtain other relief to preserve the confidentiality of the Confidential Information.

      (c) MEGOLA and RESELLER each acknowledge and agree that the performance of the obligations under this Section 10 is special, unique and extraordinary in character and that any breach or threatened breach of this Section 10 will cause irreparable injury to RESELLER and its business and that money damages will not provide an adequate remedy to RESELLER. In addition to such other rights and remedies that a disclosing party may have at equity or law with respect to any breach by the receiving party of any of the provisions of this Section 10, the disclosing party shall have the right and remedy to have such provisions specifically enforced by any court of competent jurisdiction or to enjoin the receiving party from performing any act taken by the receiving party in violation of this Section 10.

11.   GENERAL.

      (a) All notices and communications required under this Agreement shall be in writing (including communication by facsimile transmission) and shall be sent by hand, by registered or certified mail return receipt requested, by overnight courier service maintaining records of receipt, or by facsimile transmission with confirmation in writing mailed first-class, in all cases with charges prepaid, and shall be effective on the earlier of receipt or (i) the date delivered by hand, or (ii) the third business day after being mailed, or (iii) the following business day if sent by overnight courier service, or (iv) upon sender's receipt of transmission confirmation, if sent by facsimile. All notices shall be addressed to the parties at the addresses set forth in the preamble of this Agreement until changed by notice pursuant to this subsection.

      (b) Nothing in this Agreement shall be deemed to create any kind of partnership, joint venture, or fiduciary relationship between RESELLER and MEGOLA. Neither party shall represent itself to be a subsidiary, affiliate, legal representative, agent, employee, franchisee or partner of the other. Neither party has the authority to assume, create or incur any obligation or liability on behalf of the other.

      (c) Neither party shall be liable for any delays or failures to perform under this Agreement caused by act of God, fire, flood, riot, insurrection, war, strike, labor disputes, interruption of transportation facilities, restrictions by any governmental authority or agency, or other cause beyond a party's control. If a force majeure event persists for more than sixty (60) days, the adversely affected party may terminate this Agreement.

      (d) Neither party shall advertise, issue a press release or make any other public statement regarding RESELLER's appointment as an authorized reseller of the Products or the terms and conditions of this Agreement without the other party's prior written approval, such approval not to be unreasonably withheld or delayed.

      (e) This Agreement may not be modified or amended, and none of its provisions may be waived except in a writing signed by duly authorized representatives of each party. No waivers shall be implied, whether from any custom or course of dealing or any delay or failure in either party's exercise of its rights and remedies hereunder or otherwise. Any waiver granted by either party shall not obligate such party to grant any further, similar, or other waivers. All rights and remedies granted herein are cumulative and not alternative, and are in addition to all other rights and remedies available at law or in equity.

      (f) The invalidity or unenforceability of any of the provisions of this Agreement shall not affect the validity of the rest of this Agreement. Each provision of this Agreement shall be enforceable to the fullest extent permitted by law.

      (g) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, without regard to its conflict of laws provisions. The sole and exclusive venue for all actions arising out of or relating to this Agreement, or the breach, termination, cancellation, expiration or validity thereof, shall be the state and federal courts located in Davidson County, Tennessee. BOTH PARTIES WAIVE ANY AND ALL RIGHT TO ANY TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING DIRECTLY OR INDIRECTLY HEREUNDER.

      (h) In any dispute between the parties under this Agreement, the prevailing party shall be entitled to costs and expenses relating to the resolution of the dispute, including without limitation, reasonable attorneys' fees.

      (j) This Agreement shall be binding upon and inure to the benefit of RESELLER and MEGOLA and their respective successors and assigns.

      (k) This Agreement (including all schedules and exhibits attached hereto) constitutes the entire agreement of the parties and supersede all prior and contemporaneous understandings and agreements (whether oral, written, or electronic) between the parties relating to the subject matter hereof.

      IN  WITNESS  WHEREOF,   the  parties  hereto,  by  their  duly  authorized
representatives have executed and delivered this Agreement as of the dates set forth next to their signatures.

MEGOLA INC:                          BUYMAX, LLC

(Full legal name of business)

By:___________________________
Print Name: Joel Gardner             By:___________________________
Title: President/CEO                 Print Name:_____________________________
                                     Title:__________________________________

Address for Notices:                 Address for Notices:

Megola Inc.                          BUYMAX, LLC
446 Lyndock St #102,
Corunna, ON, Canada, N0N1G0          ___________________________________________
____________________________         ___________________________________________
                                     Attention:  Michael S. Robinson
Attention: Joel Gardner
                                     Telephone: 615.376.5601
Telephone: 519 481 0628              Fax:       615.373.0472
Fax: 519 481 0629
megola@megola.com

       Schedule 1(a) to Authorized Reseller Agreement dated March 22, 2005 between MEGOLA, INC. and BUYMAX, LLC

                                    Products

ScaleGuard Device

  Schedule 1(b) to Authorized Reseller Agreement dated March 22, 2005 between
                          MEGOLA, INC. and BUYMAX, LLC

                              Approved Location(s)

                          The United States of America

       Schedule 6(a) to Authorized Reseller Agreement dated March 22, 2005 between MEGOLA, INC. and BUYMAX, LLC

                             Manufacturer's Warranty

       Schedule 8(g) to Authorized Reseller Agreement dated March 22, 2005 between MEGOLA, INC. and BUYMAX, LLC

                                      Price